EXHIBIT 99.1

SERVICE CORPORATION INTERNATIONAL
DECLARES QUARTERLY CASH DIVIDEND AND
INCREASES SHARE REPURCHASE AUTHORIZATION

HOUSTON, TEXAS, November 10, 2021 . . . Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today announced that its Board of Directors has approved a quarterly cash dividend of twenty-three cents per share of common stock. The quarterly cash dividend announced today is payable on December 31, 2021 to shareholders of record at the close of business on December 15, 2021. While the Company intends to pay regular quarterly cash dividends for the foreseeable future, all subsequent dividends, and the establishment of record and payment dates, are subject to final determination by the Board of Directors each quarter after its review of the Company's financial performance.

The Company also announced that its Board of Directors has increased the authorized level of repurchases of its common stock by approximately $400 million. When combined with approximately $200 million of authority remaining under the existing program, this represents a total of $600 million of current share repurchase authority effective today.
Cautionary Statement on Forward-Looking Statements
The statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements have been made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as “believe,” “estimate,” “project,” “expect,” “anticipate,” “predict,” or other similar words that convey the uncertainty of future events or outcomes. The absence of these words, however, does not mean that the statements are not forward-looking. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of us. There can be no assurance that future dividends will be declared. The actual declaration of future dividends, and the establishment of record and payment dates, is subject to final determination by our Board of Directors each quarter after its review of our financial performance. Important factors which could cause actual results to differ materially from those in forward-looking statements include, among others, restrictions on the payment of dividends under existing or future credit agreements or other financing arrangements; changes in tax laws relating to corporate dividends; a determination by the Board of Directors that the declaration of a dividend is not in the best interests of the Company and its shareholders; an increase in our cash needs or a decrease in available cash; or a deterioration in our financial condition or results. For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2020 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at http://www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.
About Service Corporation International
Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of deathcare products and services. At September 30, 2021, we owned and operated 1,453 funeral service locations and 485 cemeteries (of which 298 are combination locations) in 44 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. Through our businesses, we market the Dignity Memorial® brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:
Investors:	Debbie Young - Director / Investor Relations	(713) 525-9088
Media:	Jay Andrew - Assistant Vice President / Corporate Communications	(713) 525-3468